As filed with the Securities and Exchange Commission on July __, 1999.
                                                     Registration No. 333-______


                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                              --------------------

                                    FORM S-8
                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933

                              --------------------

                             THOMAS INDUSTRIES INC.
             (Exact Name of Registrant as Specified in its Charter)

           DELAWARE                                         61-0505332
(State or Other Jurisdiction of                          (I.R.S. Employer
Incorporation or Organization)                          Identification No.)

                              4360 BROWNSBORO ROAD
                                    SUITE 300
                           LOUISVILLE, KENTUCKY 40207
                    (Address of Principal Executive Offices)

                             THOMAS INDUSTRIES INC.
                            1995 INCENTIVE STOCK PLAN
                            (AS AMENDED AND RESTATED)
                            (Full Title of the Plan)

                PHILLIP J. STUECKER                   Telephone number,
                    SECRETARY,                      including area code,
           VICE PRESIDENT OF FINANCE AND            of agent for service:
              CHIEF FINANCIAL OFFICER                  (502) 893-4600
              THOMAS INDUSTRIES INC.
               4360 BROWNSBORO ROAD
                     SUITE 300
            LOUISVILLE, KENTUCKY  40207
      (Name and Address of Agent For Service)



========================================================================================================

                         CALCULATION OF REGISTRATION FEE

                                                            Proposed        Proposed
               Title of                                      Maximum         Maximum
              Securities                  Amount            Offering        Aggregate        Amount of
                 to be                     to be              Price         Offering       Registration
              Registered                Registered1        Per Share2        Price2             Fee

--------------------------------------------------------------------------------------------------------
Common Stock, par value $1.00,        750,000 Shares        $22.0625      $ 16,546,875        $4,600
including Preferred Stock
Purchase Rights3

========================================================================================================

1  An undetermined number of additional shares may be issued if the anti-dilution adjustment provisions of the plan become operative.

2 Estimated solely for the purpose of calculating the registration fee in accordance with rule 457(c) and (h) under the Securities Act of 1933 on the basis of the average of the high and low prices of the Common Stock as reported on the New York Stock Exchange on July 22, 1999.

3  Prior to the occurrence of certain events, the Preferred Stock Purchase Rights will not be evidenced separately from the Common
   Stock.


                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3.  Incorporation of Documents by Reference.
         ---------------------------------------

                  Pursuant to General Instruction E of Form S-8, the Registration Statement on Form S-8 filed by Thomas Industries Inc. (the "Company") (File No. 333-59099) with the Securities and Exchange Commission (the "Commission") is incorporated herein by reference.

                  The following documents are also incorporated by reference:

                           (1) The Annual Report of the Company on Form 10-K for
the fiscal year ended December 31, 1998, which has heretofore been filed by the Company with the Commission pursuant tot he Securities Exchange Act of 1934, as amended (the "1934 Act").

                           (2) The Company's Quarterly Report on Form 10-Q for
the quarter period ended March 31, 1999, which has heretofore been filed by the Company with the Commission pursuant to the 1934 Act.

                  All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the 1934 Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents (such documents, and the documents enumerated above, being hereinafter referred to as "Incorporated Documents"); provided, however, that the documents enumerated above or subsequently filed by the registrant pursuant to Section 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 in each year during which the offering made by this registration statement is in effect prior to the filing with the Commission of the registrant's Annual Report on Form 10-K covering such year shall not be Incorporated Documents or be incorporated by reference in this registration statement or be a part hereof from and after the filing of such Annual Report on Form 10-K.

                  Any statement contained in an Incorporated Document shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed Incorporated Document modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

Item 8.  Exhibits.
         --------

                  Reference is made to the Exhibit Index.

Item 9.  Undertakings.
         ------------

                  The registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

                  (2) That, for the purpose of determining any liability under the Securities Act of 1933 (the "Act"), each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) That, for the purposes of determining any liability under the Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and where applicable each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (4) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                  (5) Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described in Item 6 or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

                  Pursuant to the requirements of the Securities Act of 1933, the undersigned registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Louisville, Commonwealth of Kentucky, on the 23rd day of July, 1999.

                                         THOMAS INDUSTRIES INC.


                                         By: /s/ Timothy C. Brown
                                             __________________________________
                                             Timothy C. Brown,
                                             President, Chief Executive Officer



                                POWER OF ATTORNEY

                  We, the undersigned officers and directors of Thomas Industries Inc., hereby severally constitute Timothy C. Brown and Phillip J. Stuecker, and each of them singly, our true and lawful attorneys with full power to them, and each of them singly, to sign for us and in our names in the capacities indicated below, the Registration Statement on Form S-8 filed herewith and any and all amendments (including post-effective amendments) to said Registration Statement, and generally to do all such things in our name and behalf in the capacities indicated below to enable Thomas Industries Inc. to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, or any of them, to said Registration Statement and any and all amendments thereto.

                  Pursuant to the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on the 23rd day of July, 1999.

            Signature                          Title


    /s/ Timothy C. Brown
______________________________ President, Chief Executive Officer, and Director
        Timothy C. Brown       (Principal Executive Officer)

   /s/ Phillip J. Stuecker
______________________________ Vice President, Finance; Chief Financial Officer,
       Phillip J. Stuecker     and Secretary
                               (Principal Financial Officer)
    /s/ Roger P. Whitton
______________________________ Controller
        Roger P. Whitton      (Principal Accounting Officer)

    /s/ Wallace H. Dunbar
______________________________ Director
        Wallace H. Dunbar


   /s/ H. Joseph Ferguson

______________________________ Director
       H. Joseph Ferguson

     /s/ Gene P. Gardner
______________________________ Director
         Gene P. Gardner

    /s/ Lawrence E. Gloyd
______________________________ Director
        Lawrence E. Gloyd

    /s/ William M. Jordan
______________________________ Director
        William M. Jordan

/s/ Franklin J. Lunding, Jr.
______________________________ Director
    Franklin J. Lunding, Jr.

   /s/ Anthony A. Massaro
______________________________ Director
       Anthony A. Massaro

                                  EXHIBIT INDEX

Exhibit Number                     Description
--------------                     -----------

      5         Opinion (including consent) of McDermott, Will & Emery.*

     23.1       Consent of Ernst & Young LLP.*
     23.2       Consent of Arthur Andersen LLP*


*Filed herewith